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FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT
This First Amendment to Asset Purchase Agreement (this “Amendment”) is entered into and dated as of March 23, 2018 (the “Execution Date”), by and among CHS Inc., a Minnesota cooperative corporation (“Seller”), and Par Hawaii, Inc., a Hawaii corporation (“Buyer”). Each of Seller and Buyer are referred to in this Amendment singularly as a “Party” and, collectively, as the “Parties.”
RECITALS
WHEREAS, the Parties, with Par Pacific Holdings, Inc. (solely for certain limited purposes specified in the APA), entered into that certain Asset Purchase Agreement, dated effective as of January 9, 2018 (the “APA”); and
WHEREAS, the Parties desire to memorialize certain mutual agreements relating to certain amendments to the APA.
NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:
ARTICLE I.
AMENDMENTS

Section 1.1    APA Section 1.5(a), Purchase Price – Total Purchase Price. Section 1.5(a) of the APA is deleted in its entirety and replaced with the following:
“Total Purchase Price. The aggregate consideration for the sale, assignment, transfer, conveyance and delivery by Seller of the Assets to Buyer at the Closing shall be (i) an aggregate purchase price (collectively, the “Purchase Price”), which shall be adjusted in accordance with Section 1.8, equal to the sum of, (A) Seventy Million Dollars ($70,000,000.00) (the “Base Price”); plus (B) the Estimated Inventory Value; plus or minus (C) the prorated amounts as calculated pursuant to Sections 4.1(c) and 4.1(d); and minus (D) the Agreed Location Value of any Rejected Properties (collectively, the “Closing Cash Payment”) and (ii) the assumption of the Assumed Liabilities, in each case without duplication.”
Section 1.2    APA Section 1.9, Introductory Paragraph, Physical Count Inventory Procedures. The introductory paragraph of Section 1.9 of the APA is deleted in its entirety and replaced with the following:

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“Seller and Buyer agree that a physical count of the Inventory (other than Petroleum Inventory and Cash Inventory) at each Station Property (the “Physical Inventory”) was taken by Retail Inventory Services Ltd. (the “Inventory Firm”) on or about February 24, 2018 to February 28, 2018 and the physical count related to the Petroleum Inventory and the Cash Inventory shall be taken as close as possible to the Cut-over Time. The fee charged by the Inventory Firm will be borne equally by Seller and Buyer. Unless otherwise agreed in writing by Seller and Buyer, the procedures for conducting the Inventory count and valuing the Inventory are set forth in this Section 1.9.”
Section 1.3    APA Section 1.9(a) Physical Count Inventory Procedures — Cut-over Time. Section 1.9(a) of the APA is deleted in its entirety and replaced with the following:
“Cut-over Time. Transfer of Inventory and operations at each Station Property and transfer of ownership of any Assets in connection therewith will be effective as of 11:59 p.m., Central time on the Closing Date (the “Cut-over Time”). All deliveries of Inventory to, and all sales of Inventory at, the Station Property before the Cut-over Time shall be for the benefit of and chargeable to the account of Seller and after the Cut-over Time shall be for the benefit of and chargeable to the account of Buyer. To the extent that the count of the Physical Inventory at the Station Property occurs before the Cut-over Time, the amount of Merchandise Inventory, Supplies Inventory and Petroleum Inventory determined for the Station Property shall be adjusted to reflect any deliveries and sales between the time of the actual count or measurement of Merchandise Inventory, Supplies Inventory and Petroleum Inventory and the Cut-over Time.”
Section 1.4    APA Section 1.9(b)(iii) Physical Count Inventory Procedures — Physical Inventory Procedures — Petroleum Inventory. Section 1.9(b)(iii) of the APA is deleted in its entirety and replaced with the following: [***]
Section 1.5    APA Section 1.10 Closing Date. Section 1.10 of the APA is deleted in its entirety and replaced with the following:
“Closing Date. Unless this Agreement shall have been terminated and the Transactions have been abandoned pursuant to Section 7.1, the closing with respect to the transactions contemplated hereby (the “Closing”) shall take place at the offices of the Escrow Agent at 10:00 a.m., local time on a Business Day that is not later than three (3) Business Days after the satisfaction or, to the extent permitted by applicable Law and the terms of this Agreement, waiver in writing of all of the conditions to the Closing set forth in Sections 5.1 and 5.2 (other than those conditions which by their terms are intended to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law and the terms of this Agreement, waiver of those conditions). The Closing may occur by the electronic

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exchange of documents, or at such other time and place as the Parties shall agree upon, but in no event later than the Outside Date. The actual date of the Closing is referred to in this Agreement as the “Closing Date.” Notwithstanding any other provision hereof, the Closing will be deemed effective for accounting, tax and all other purposes as of 11:59 p.m., Central time, on the Closing Date.”
Section 1.6    APA Section 3.3(a) Further Actions; Consents. Section 3.3(a) of the APA is deleted in its entirety and replaced with the following:
“Subject to the terms and conditions of this Agreement, the Parties shall use commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate and make effective, as soon as practicable, the Transactions, including using all commercially reasonable efforts to obtain prior to the Closing Date all consents of parties to Contracts (other than with respect to the Lease Consents which are addressed in Section 3.3(b)) with Seller with respect to the Business that are necessary for the consummation of the Transactions. Notwithstanding the foregoing, neither Party shall be required to make any payments or any other economic concessions to comply with this Section 3.3(a).”
Section 1.7    APA Section 4.3 Post Closing Access to Information. Section 4.3 of the APA is deleted in its entirety and replaced with the following:

(a)
For a period of seven (7) years after the Closing Date, Seller shall provide, and shall cause its appropriate personnel to provide, when reasonably requested to do so by Buyer, access to all Tax, financial and accounting records of or relating exclusively to the Assets, the Assumed Liabilities or the Business (excluding the Books and Records provided to Buyer in connection with the Closing) and the right to make copies or extracts therefrom at its expense, provided, however, notwithstanding anything to the contrary in this Agreement (including Section 4.1(a)), Buyer shall not have access to any documentation of Seller to the extent it contains information of Seller not exclusively related to the Business (and, for the avoidance of doubt, Buyer shall not have access to any information, records or documents relating to Liabilities for Taxes or potential Liabilities for Taxes of Seller except to the extent exclusively related to the Business). Likewise, Buyer shall maintain the Books and Records for a period of seven (7) years following the Closing Date and shall make such records available to Seller for inspection or copying at Seller’s expense. During such seven (7) year period, neither Party shall, nor shall it permit its Affiliates to, intentionally dispose of, alter or destroy any such books, records and other data without giving thirty (30) calendar days’ prior written notice to the other Party and permitting such other Party, at its expense, to examine, duplicate or repossess such

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records, files, documents and correspondence; provided, however, that the Parties shall be permitted to dispose of books, records and other data to the extent permitted by applicable Law and in compliance with such Party’s ordinary course document retention policies and procedures.

(b)
For a period of 90 days after the Closing Date, Buyer shall provide, and shall cause its appropriate personnel to provide, when reasonably requested to do so by Seller, access to video monitoring records with respect to the Station Properties for the period commencing on the Effective Date and ending on the Closing Date and the right to make copies thereof at Seller’s expense.

(c)
Notwithstanding anything in this Section 4.3 to the contrary, neither Party shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of such Party or violate any Law applicable to such Party or the confidentiality provisions of any contract or agreement to which such Party is a party on the Effective Date.

Section 1.8    APA Section 4.16(a) Transition Matters. Section 4.16(a) of the APA is hereby amended by deleting the word “applicable” in front of “Cut-over Time” each time it appears in the provision.

Section 1.9    APA Section 9 Definition of “Reimbursed Transaction Expenses.” The definition of “Reimbursed Transaction Expenses” in Section 9 is deleted in its entirety and replaced with the following: [***]

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Section 1.10    APA Exhibit G — Inventory Procedures, Item 3. Section 3 of Exhibit G to the APA is deleted in its entirety and replaced with the following: [***]
ARTICLE II.
MISCELLANEOUS

Section 2.1Incorporation. Section 8.6 of the APA, Section 8.10 of the APA and Section 8.11 of the APA are hereby incorporated into this Amendment mutatis mutandis.
Section 2.2Counterparts. This Amendment may be executed in one or more counterparts (including by means of facsimile or electronic delivery), each of which shall be deemed an original, but all of which together will constitute one and the same instrument.
Section 2.3Ratification. Except as amended hereby, the APA shall remain in full force and effect as previously executed, and the Parties hereby ratify the APA as supplemented hereby.
[Signature pages follow]

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Execution Date, but effective for all purposes as of the Effective Time.

SELLER:
CHS INC.

By: /s/ Daniel Ostendorf Name: Daniel Ostendorf Title: SVP Energy Finance

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

BUYER:

PAR HAWAII, INC.

By: /s/ William Monteleone Name: William Monteleone Title: Chief Financial Officer